SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                           January 15, 1997

                       Charter Financial, Inc.
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     (Exact name of registrant as specified in its charter)

     Delaware              0-27304               37-1345386
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(State or other      (Commission File No.)     (I.R.S. Employer
  jurisdiction                                Identification No.)
of incorporation)

       Registrant's telephone number, including area code:
                        (618) 443-2166

                         Not Applicable
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  (Former name or former address, if changed since last report)

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Item 5.     Other Events.

     On January 15, 1997, Charter Financial Inc. (The "Registrant") completed its acquisition of Home Federal Savings Bank ("Home"). As part of this acquisition, Home shareholders received $21.00 per share for each share of Home's Common Stock issued and outstanding. Additionally, the holders of Home stock options received cash consideration equal to the difference between the option exercise price and $21.00 multiplied by the number of shares underlying the stock option. The total purchase price was approximately $6.3 million.

     For further information, see the Registrant's press release included as Exhibit 99 to this report.

     The following Exhibits are filed as part of this report:

     Exhibit 99     Press Release of Charter Financial, Inc.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                          CHARTER FINANCIAL, INC.


DATE: January 22, 1997    By:  \s\ Michael R. Howell
                               ----------------------------------
                               Michael R. Howell
                               Executive Vice President



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